Prospectus Supplement (To prospectus supplement dated ___________, ______, prospectus supplement dated ___________, ______, prospectus supplement dated ___________, ______, and prospectus dated ___________, ______,)

                    PIONEER                     Pioneer Financial Services, Inc.
                    FINANCIAL                   25,000,000 Investment Notes
                    SERVICES                    Minimum Investment of $1,000
[GRAPHIC OMITTED]                               Rate Supplement


                                                         Interest Paid or Compounded Annually

                                                          Principal Amounts of        Principal Amounts of
                                                           $10,000 - $24,999           $25,000 - $100,000
                              Principal Amounts of           IRA Amounts of                IRA Amounts
         Term                    $1,000 - $9,999            $1,000 - $9,999            $10,000 - $100,000
------------------------ ----------------------------- --------------------------- -----------------------------
     12-35 months                    1.00%                       1.75%                        2.00%
----------------------------------------------------------------------------------------------------------------
     36-59 months                    4.00%                       4.50%                        5.00%
----------------------------------------------------------------------------------------------------------------
     60-95 months                    6.00%                       6.50%                        7.00%
----------------------------------------------------------------------------------------------------------------
    96-119 months                    8.00%                       8.50%                        9.00%
----------------------------------------------------------------------------------------------------------------
      120 months                     8.50%                       9.00%                        9.50%
----------------------------------------------------------------------------------------------------------------

Notes are offered in principal amounts from $1,000 to $250,000 in increments of $1,000. Interest rates on Notes in a principal amount in excess of $100,000 will be negotiated on a case-by-case basis based upon our financial requirements, the term of the investment and prevailing interest rates.

         RATES ARE VALID FROM NOVEMBER 29, 2004 UNTIL DECEMBER 31, 2004.

Holders of Notes in a principal amount of $10,000 or more may elect to receive monthly interest payments in return for a 1/2% reduction in the interest rate of the Note.

An offer may only be made by the prospectus dated January 13, 2004, delivered in connection with this prospectus supplement dated November 29, 2004. SEE "RISK FACTORS" BEGINNING ON PAGE 6 OF THE PROSPECTUS FOR CERTAIN FACTORS YOU SHOULD CONSIDER BEFORE BUYING THE NOTES.

You may obtain an additional copy of the prospectus dated January 13, 2004, free of charge from Pioneer Financial Services, Inc. by calling 800-336-5141.

NOTES  REPRESENT  UNSECURED,   SUBORDINATED  OBLIGATIONS  OF  PIONEER  FINANCIAL
SERVICES, INC. AND ARE NOT INSURED OR GUARANTEED BY THE FDIC, ANY OTHER GOVERNMENTAL OR PRIVATE INSURANCE FUND, OR ANY OTHER ENTITY.

                                                      Underwriting Discount           Proceeds
                               Price to Public            and Commission             to Company
                         --------------------------- -------------------------- --------------------
Per Note ................             100%                        None                   100%
----------------------------------------------------------------------------------------------------
Total.......................          100%                        None               $25,000,000(1)
----------------------------------------------------------------------------------------------------

(1) Before deduction of expenses

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities passed upon the accuracy or adequacy of this prospectus. Any representation of the contrary is a criminal offense.

           The date of this prospectus supplement is ___________, ____

                            Pioneer Financial Services, Inc.
                            4700 Belleview Avenue, Suite 300
                            Kansas City, Missouri 64112
                            816-756-2020 or 800-336-5141